EXHIBIT 99.1

Arbutus Provides Corporate Update and Announces First Quarter 2016 Financial Results

Conference Call at 4:30 pm Eastern Time Today

VANCOUVER, British Columbia and DOYLESTOWN, Pa., May 04, 2016 (GLOBE NEWSWIRE) -- Arbutus Biopharma Corporation (Nasdaq:ABUS), an industry-leading Hepatitis B Virus (HBV) therapeutic solutions company, today announced its first quarter 2016 unaudited financial results and provided a corporate update.

“We are focused on advancing the development of our candidates to support clinical combination studies in 2017. In addition, we continue to grow our HBV pipeline through new product innovation and partnerships,” said Dr. Mark J. Murray, Arbutus’ President and CEO. “HBV remains a significant global unmet medical need and market opportunity, and we believe our combination approach is the key to a cure. We are funded into late 2018, allowing us to execute our development plans with the aim of generating meaningful data.”

Recent Highlights

  Ongoing Phase II study of ARB-1467 evaluating at least two doses of ARB-1467 (0.2 mg/kg and 0.4 mg/kg) in HBV infected patients.
  Progress in developing a proprietary GalNAc conjugate technology to enable subcutaneous delivery of an RNAi therapeutic targeting hepatitis B surface antigen and/or other HBV targets.
  Licensing and research collaboration agreement with the Saint Louis University Liver Center to develop Ribonuclease H (RNaseH) inhibitors and further expand Arbutus’ HBV pipeline.
  Preclinical combination data presented at EASL 2016 showing additive to synergistic activity when combining AB-423 (core protein/capsid assembly inhibitor) with entecavir.
  Preclinical combination data presented at other scientific conferences in April 2016 showing:

    ARB-1467 (RNAi), AB-423 (core protein/capsid assembly inhibitor), and ARB-199 (cccDNA formation inhibitor) are potent and selective inhibitors of their respective targets;
    Additive or synergistic activity (and no antagonism) when combining these candidates with “nuc” standard of care; and
    Additive activity when combining ARB-1467 with AB-423.

Upcoming Milestones

  2016: Preclinical data release on multiple pipeline programs, including results from preclinical combination studies of proprietary pipeline candidates
  3Q16: Single dose HBsAg reduction data from the ARB-1467 (RNAi) Phase II trial in HBV-infected patients
  4Q16: HBsAg reduction data from the multiple dose portion of the Phase II trial testing ARB-1467 in HBV-infected patients
  2H16: Initiate clinical immune biomarker study for TLR9 agonist ARB-1598 in chronically infected HBV patients
  2H16: File IND (or equivalent) for cccDNA formation inhibitor
  2H16: File IND (or equivalent) for core protein/capsid assembly inhibitor
  2H16: File IND (or equivalent) for ARB-1740 (RNAi)
  2H16: Phase II results for TKM-PLK1 in HCC
  2017: Initiate clinical combination studies with two or more proprietary product candidates

Financial Results

On January 1, 2016, Arbutus’ functional currency changed from the Canadian dollar to the U.S. dollar based on the analysis of changes in the primary economic environment in which the Company operates. The change in functional currency is accounted for prospectively from January 1, 2016 and financial statements prior to and including the year-ended December 31, 2015 will not be restated for the change in functional currency.

Cash, Cash Equivalents and Investments

As at March 31, 2016, Arbutus had cash and cash equivalents of $144.8 million and short-term and long-term investments of $37.9 million for an aggregate of $182.7 million, as compared to cash, cash equivalents and short-term investments of $191.4 million at December 31, 2015.

Non-GAAP Net Loss

The non-GAAP net loss for Q1 2016 was $9.9 million ($0.19 loss per common share). The non-GAAP net loss for the three-months ended March 31, 2016 excludes the aggregate of $6.0 million non-cash compensation expense included in research, development, collaborations and contracts expenses, and general and administrative expenses in connection to certain share repurchase provisions and arising from the merger with Arbutus Inc. (see below).

Net loss

For Q1 2016, net loss was $15.9 million ($0.31 basic and diluted loss per common share) as compared to a net loss of $12.0 million ($0.40 basic and diluted loss per common share) for Q1 2015.

Revenue

Revenue was $0.6 million for Q1 2016 as compared to $4.7 million for Q1 2015.

Under the Monsanto contract, Arbutus earned revenue from research and collaboration activities, as well as license fees related to Monsanto’s use of the Company’s delivery technology and related intellectual property in agriculture. Research activities under the arrangement ended in Q4 2015, and in March 2016, Monsanto exercised its option to acquire 100% of the outstanding shares of the Company’s wholly-owned subsidiary, Protiva Agricultural Development Company (“PADCo”). The Company received an exercise fee of $1.0 million, which has been recorded as other income in Q1 2016.

Under the DoD contract to develop TKM-Ebola, Arbutus was being reimbursed for costs incurred, including an allocation of overheads, and was being paid an incentive fee. In Q4 2015, Arbutus received formal notification from the DoD terminating the contract, subject to the completion of certain post-termination obligations. Arbutus has not recorded any revenue from the DoD in Q1 2016.

In November 2014, Arbutus entered into a collaboration with Dicerna for the use of its technology to develop, manufacture, and commercialize products related to the treatment of PH1. Arbutus recorded $0.2 million in licensing revenue in Q1 2016, which relates to the earned portion of the upfront payment of $2.5 million for the use of its technology. Arbutus also recorded $0.1 million in collaboration revenue in Q1 2016, which relates services provided to, Dicerna.

Under a licensing and collaboration arrangements with Alnylam and Acuitas, the Company earns licensing fee revenue from Acuitas as well as further potential development and commercial milestones from Alnylam for the use of its LNP technology. Arbutus recorded $0.3 million in licensing revenue in Q1 2016.

Research, Development, Collaborations and Contracts Expenses

Research, development, collaborations and contracts expenses were $13.1 million in Q1 2016 as compared to $10.6 million in Q1 2015.

R&D expenses increased during Q1 2016 as compared to Q1 2015 as Arbutus increased spending on ARB-1467, for which Phase I clinical trials were initiated in 2015. Arbutus also incurred incremental costs related to an increase in activities for preclinical HBV programs acquired from the merger with Arbutus Inc.

R&D compensation expense increased in Q1 2016 as compared to Q1 2015 due to an increase in the number of employees in support of the Company’s expanded portfolio of product candidates and from the merger with Arbutus Inc. As a result of the expiry of share repurchase rights included in the consideration paid for Arbutus Inc., as compared to Q1 2015, the Company recorded $4.8 million of incremental non-cash compensation expense, of which $1.2 million has been included as part of research, development, collaborations and contracts expense, and $3.6 million included as part of general and administrative expense.

General and Administrative

General and administrative expenses were $7.2 million in Q1 2016 as compared to $2.7 million in Q1 2015.

The increase in general and administrative expenses was largely due to an increase in compensation expense linked to an increase in employee base and incremental corporate expenses to support the growth of the Company following the completion of the merger with Arbutus Inc. This includes incremental non-cash compensation expense of $3.6 million related to the expiry of repurchase rights on shares issued as part of consideration paid for the merger with Arbutus Inc. (see above).

Acquisition Costs

In Q1 2015, the Company incurred $9.3 million in costs related to the merger with Arbutus Inc., which was completed on March 4, 2015.

Other Income (Losses)

On January 1, 2016, the Company’s functional currency changed from the Canadian dollar to the U.S. dollar based on an analysis of changes in the primary economic environment in which Arbutus operates. The Company expects to incur substantial expenses and hold cash and investment balances in Canadian dollars, and as such, will remain subject to risks associated with foreign currency fluctuations. During Q1 2016, Arbutus recorded a foreign exchange gain of $2.9 million which is primarily an unrealized gain related to an appreciation in the value of Canadian dollar funds from the previous period, when converted to the Company’s functional currency of U.S. dollars.

On March 4, 2016, Monsanto exercised its option to acquire 100% of the outstanding shares of Arbutus’s wholly-owned subsidiary, PADCo, as described above and paid an exercise fee of $1.0 million.

The aggregate decrease in fair value of the Company’s common share purchase warrants was $0.2 million in Q1 2016 as compared to an increase in the fair value of common share purchase warrants outstanding of $1.2 million in Q1 2015. The decrease is a result of a decrease in the Company’s share price from the previous reporting date, and vice versa.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)

	March 31,	December 31,
	2016	2015

Cash and cash equivalents	$144.8	$166.8
Short-term investments	27.8	14.5
Accounts receivable	0.4	1
Other current assets	1.9	1.6
Long-term investments	10.1	10.1
Property and equipment, net	3.2	3.2
Intangible assets	352.6	352.6
Goodwill	162.5	162.5
Total assets	$703.3	$712.3
Accounts payable and accrued liabilities	7.7	8.8
Total deferred revenue	1	1.1
Warrant liability	0.7	0.9
Liability-classified options	1.8	-
Contingent consideration	7.7	7.5
Deferred tax liability	146.3	146.3
Total stockholders’ equity	538.1	547.7
Total liabilities and stockholders’ equity	$703.3	$712.3

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS (in millions)

	Three-months ended March 31,
	2016	2015

Total revenue	$0.6	$4.7
Operating expenses
Research, development, collaborations and contracts	13.2	10.6
General and administrative	7.2	2.7
Depreciation of property and equipment	0.2	0.1
Acquisition costs	-	9.3
Loss from operations	(20.0)	(18.0)
Other income	4.1	6.0
Net loss	(15.9)	(12.0)
Cumulative translation adjustment	-	(9.2)
Comprehensive loss	$(15.9)	$(21.2)

UNAUDITED GAAP TO NON-GAAP RECONCILIATION: NET LOSS AND NET LOSS PER SHARE (in millions, except per share amounts)
Three-months ended March 31,
	2016	2015

GAAP net loss	$(15.9)	$(12.0)
Adjustment:
Compensation expense of expired repurchase provision rights	6.0	1.2
Non-GAAP net loss	(9.9)	(10.8)

GAAP net loss per common share	(0.31)	(0.40)
Non-GAAP net loss per common share	(0.19)	(0.36)

Use of Non-GAAP Financial Measures

The Company’s consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States (U.S. GAAP) on a basis consistent for all periods presented. In addition to the results reported in accordance with U.S. GAAP, the Company provides additional measures that are considered “non-GAAP” financial measures under applicable SEC rules. These non-GAAP financial measures should not be viewed in isolation or as a substitute for GAAP net loss and basic and diluted net loss per common share.

The company evaluates items on an individual basis, and considers both the quantitative and qualitative aspects of the item, including (i) its size and nature, (ii) whether or not it relates to the Company’s ongoing business operations, and (iii) whether or not the company expects it to occur as part of its normal business on a regular basis. In the three months ended March 31, 2016, the Company’s non-GAAP net loss and non-GAAP net loss per common share excludes the compensation expense related to the expiration of repurchase provision rights connected with certain common shares issued as part of total consideration for the acquisition of Arbutus Inc. The Company believes that the exclusion of these items provides management and investors with supplemental measures of performance that better reflect the underlying economics of the Company’s business. In addition, the Company believes the exclusion of these items is important in comparing current results with prior period results and understanding projected operating performance.

Conference Call Today

Arbutus will hold a conference call and webcast today Wednesday, May 4, 2016, at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) to provide a corporate update and report its first quarter 2016 financial results. A live webcast of the call can be accessed through the Investor section of Arbutus’ website at www.arbutusbio.com. Or, alternatively, to access the conference call, please dial 1-914-495-8556 or 1-866-393-1607.

An archived webcast will be available on the Arbutus website after the event. Alternatively, you may access a replay of the conference call by calling 1-404-537-3406 or 1-855-859-2056 and referencing conference ID 2861586.

About Arbutus

Arbutus Biopharma Corporation is a biopharmaceutical company dedicated to discovering, developing and commercializing a cure for patients suffering from chronic HBV infection. Arbutus is headquartered in Vancouver, BC, Canada with offices in Doylestown, PA, USA. For more information, visit www.arbutusbio.com.

Forward-Looking Statements and Information

This press release contains forward-looking statements within the meaning of the Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and forward looking information within the meaning of Canadian securities laws (collectively, “forward-looking statements”). Forward-looking statements in this press release include statements about advancing the development of our candidates to support clinical combination studies in 2017; continuing to grow our HBV pipeline through new product innovation and partnerships; HBV remaining a significant global unmet medical need and market opportunity; curing HBV through a  combination approach; a cash runway extending into late 2018; using a proprietary GalNAc conjugate technology to deliver an RNAi agent targeting hepatitis B surface antigen and/or other RNAi products through partnerships; expand Arbutus’ HBV pipeline through a collaboration with the Saint Louis University Liver Center; releasing preclinical data on multiple pipeline programs, including results from preclinical combination studies of proprietary pipeline candidates, in 2016; obtaining single dose HBsAg reduction data from the ARB-1467 (RNAi) Phase II trial in HBV-infected patients in 3Q16; obtaining HBsAg reduction data from the multiple dose portion of the Phase II trial testing ARB-1467 in HBV-infected patients in 4Q16; initiating clinical immune biomarker study for TLR9 agonist ARB-1598 in chronically infected HBV patients in 2H16; filing an IND (or equivalent) for core protein/capsid assembly inhibitor in 2H16; filing an IND (or equivalent) for ARB-1740 (RNAi) in 2H16; filing an IND (or equivalent) for cccDNA formation inhibitor in 2H16; and initiating clinical combination studies with two or more proprietary product candidates in 2017.

With respect to the forward-looking statements contained in this press release, Arbutus has made numerous assumptions regarding, among other things: the effectiveness and timeliness of preclinical and clinical trials, and the usefulness of the data; the continued demand for Arbutus’ assets; and the stability of economic and market conditions. While Arbutus considers these assumptions to be reasonable, these assumptions are inherently subject to significant business, economic, competitive, market and social uncertainties and contingencies.

Additionally, there are known and unknown risk factors which could cause Arbutus' actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements contained herein. Known risk factors include, among others: anticipated pre-clinical and clinical trials may be more costly or take longer to complete than anticipated, and may never be initiated or completed, or may not generate results that warrant future development of the tested drug candidate; Arbutus may not receive the necessary regulatory approvals for the clinical development of Arbutus' products; economic and market conditions may worsen; and market shifts may require a change in strategic focus.

A more complete discussion of the risks and uncertainties facing Arbutus appears in Arbutus' Annual Report on Form 10-K and Arbutus' continuous disclosure filings, which are available at www.sedar.com and at www.sec.gov. All forward-looking statements herein are qualified in their entirety by this cautionary statement, and Arbutus disclaims any obligation to revise or update any such forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future results, events or developments, except as required by law.

Contact Information

Investors
Adam Cutler
Senior Vice President, Corporate Affairs
Phone: 604.419.3200
Email: acutler@arbutusbio.com

Helia Baradarani
Manager, Investor Relations
Phone: 604.419.3200
Email: hbaradarani@arbutusbio.com

Media
Please direct all media inquiries to: media@arbutusbio.com